UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

VOCERA COMMUNICATIONS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 18, 2019
Dear Fellow Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Vocera Communications, Inc. to be held at our offices located at 525 Race Street, San Jose, CA 95126 on Friday, May 31, 2019 at 10:00 a.m. (Pacific Time).
Whether or not you plan to attend the meeting, I encourage you to review the enclosed information and vote your shares.
Our mission is to simplify and improve the lives of healthcare professionals and patients, while enabling hospitals to enhance quality of care and operational efficiency. Our continued investments in products and services, combined with strong execution, are paying off, resulting in growth and profitability for our business. I am proud of what Vocera has accomplished and am excited about the momentum we have created for the future.
2018 produced record revenue and continued progress towards our long-term profitability goals. We made tremendous progress winning large enterprise accounts, completed significant expansions of our solution within existing customers, and achieved another solid year in the Federal space. We had an unprecedented year of product innovation as well. I believe our continued success underscores the strategic importance customers are seeing in our products.
We hit many milestones in serving each of our major stakeholders: employees, customers, investors and our community. I’d like to comment briefly on each one:
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Employees:   We now have a combined workforce of approximately 630 employees around the world. Our mission to enable the Quadruple Aim resonates internally across the company, and our employee engagement and loyalty reflect the amazing team of people that we have assembled globally to address an underserved market and achieve our shared goals.

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Customers:   We continued to innovate new solutions for our customers, and in 2018 we completed the development of our new Smartbadge, an unprecedented advancement in product innovation for Vocera. Our progress in cultivating and harvesting our pipeline of large deals in the U.S. and internationally also continues to be a bright spot for our business. We made continued progress in adding large, enterprise accounts in both the commercial market as well as with the Departments of Defense and Veterans Affairs. The capability of our solutions and our ROI-based sales approach are resonating with a large market that we believe is primed for growth. We also continue to maintain extremely high customer loyalty within our installed base, as measured by our maintenance renewal rates and Net Promoter scores, and our customers view us as a trusted partner.

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Investors:   We grew revenues again significantly, while advancing towards our target profitability goals, demonstrating the leverage in our business model. We also completed a successful capital raise with our convertible debt offering, which provides us with an enhanced capital base to pursue our growth initiatives. Our financial performance translated to strong Vocera stock performance in 2018, well ahead of the major and industry-specific indices. We value the relationships we have built with the investment community and were proud to be recognized by our investors and analysts for investor relations awards in 2018.

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Community:   In addition to the commitments we make to our employees, customers and investors, we give back to the communities we live in. I am proud of the work we have done this year to share our success with the broader community, and that work continues. Our commitment to our communities continued with volunteering, giving and assistance to local and international communities in need.

As we now look forward, we begin 2019 on very solid financial footing, with a strong balance sheet, an expanded sales pipeline and a scalable operating structure. With our broadened software platform, a device of choice strategy that showcases our software functionality, and the increasing strategic importance of improving communication in healthcare, we are excited about the growth potential of our business in 2019 and beyond.
Our 2019 priorities include:
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We will continue to focus on winning new hospital systems and driving system-wide expansions in our existing customers. We’ll pursue cross selling opportunities within our installed base, and we will pursue growth in our international markets.

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On the product side, we will continue to invest in our solutions to extend our clinical relevance both within and outside of the four walls of the hospital. We expect the recently launched Smartbadge to be a catalyst for growth of both hardware and software, particularly in the back half of this year. We will continue to invest in product innovation and will work to extend our clinical relevance across the care continuum by building, buying, or partnering with solutions that further enable the real-time health system.

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We will strive to grow the business and accelerate towards our profitability goals.

As we begin 2019, cost savings and efficiency remain top priorities for IT spending in healthcare. The functionality and scalability of our differentiated software platform is unmatched in the marketplace, and our solution provides a compelling value proposition for hospitals of all sizes. We look forward to partnering with customers to solve workflow bottlenecks by mobilizing data to speed decision making with improved context about patients and caregivers. Our unified solution, combining real-time voice, secure texting, and deep clinical integration, is succeeding because it delivers on these challenges.
Thank you for your support and interest in Vocera’s success. As always, we value your ongoing participation and support of Vocera, and we are committed to delivering world-class solutions and to creating sustainable long-term value for our shareholders.
Sincerely,
Brent D. Lang
President and Chief Executive Officer

VOCERA COMMUNICATIONS, INC.
525 Race Street
San Jose, CA 95126

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2019

April 18, 2019
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Vocera Communications, Inc. will be held at our offices located at 525 Race Street, San Jose, CA 95126 on Friday, May 31, 2019, at 10:00 a.m. (Pacific Time).
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
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To elect three (3) Class I directors to serve terms of three years through the third annual meeting of stockholders following this meeting and until, in each case, a successor has been elected and qualified, subject to earlier resignation or removal.

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To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

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To conduct a non-binding advisory vote on the compensation of our named executive officers as disclosed in the accompanying materials.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 8, 2019, are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.
Your vote as a Vocera Communications, Inc. stockholder is very important. Each share of stock that you own represents one vote.
For questions regarding your stock ownership, you may contact Investor Relations at (408) 882-5971 or investorrelations@vocera.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through their website at www.computershare.com/contactus or by phone at (877) 373-6374. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the Internet or by telephone, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information about the Meeting” beginning on page 1 of the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.
The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the Internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 18, 2019, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy statement for our 2019 Annual Meeting of Stockholders and our 2018 annual report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.
By Order of the Board of Directors,
Douglas A. Carlen
General Counsel and Corporate Secretary
San Jose, California
April 18, 2019
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 31, 2019: the Proxy Statement and our 2018 Annual Report on Form 10-K is available at www.envisionreports.com/vcra.

VOCERA COMMUNICATIONS, INC.
PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the letter from our Chief Executive Officer contain forward-looking statements reflecting our current expectations that involve risks and uncertainties which are subject to safe harbors under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning our anticipated growth, profitability, priorities, integration of acquisitions, customer deployments and business plans, objectives, expectations and intentions. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the growth, profitability, priorities, integration of acquisitions, customer deployments, business plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. We do not assume any obligation to update any forward-looking statements.
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VOCERA COMMUNICATIONS, INC.
525 Race Street
San Jose, CA 95126

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

May 31, 2019
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of Vocera Communication, Inc. (“we,” “us,” “our” or the “company”) for use at Vocera’s 2019 Annual Meeting of Stockholders (the “annual meeting” or the “meeting”) to be held on May 31, 2019, at 10:00 a.m. (Pacific Time), and any adjournment or postponement thereof.
Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 18, 2019, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.
This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
General Information about the Meeting
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.
Record Date; Quorum
Only holders of record of common stock at the close of business on April 8, 2019, the record date, will be entitled to vote at the meeting. At the close of business on April 8, 2019, Vocera had 31,113,144 shares of common stock outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.
General Proxy Information
Voting Rights
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 8, 2019, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

Stockholder of Record: Shares Registered in Your Name.   If on April 8, 2019, your shares were registered directly in your name with Vocera’s transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.   If on April 8, 2019, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.
Required Vote
Proposal 1:   Each director will be elected by a majority of the votes cast, which means that each of the three individuals nominated for election to the Board of Directors at the meeting will be elected if the number of votes cast “FOR” that nominee exceeds the number of votes “AGAINST” that nominee. You may either vote “FOR” or “AGAINST” one or more of the nominees. You may not cumulate votes in the election of directors.
Proposal 2:   Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal.
Proposal 3:   Approval, on an advisory basis, of the named executive officer compensation will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal. This vote is advisory and non-binding in nature.
Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are represented at the meeting but not voted on the particular proposal either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon, except with regards to Proposal 2, which is considered a routine proposal and is subject to the discretionary vote of the holder. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board of Directors recommends that you vote:
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FOR the Class I director nominees named in this proxy statement (Proposal 1);

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FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2); and

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FOR the non-binding advisory vote on named executive officer compensation (Proposal 3).

Voting Instructions; Voting of Proxies
If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone or through the Internet.
If you are a stockholder of record, you may:

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Vote in person — we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

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Vote through the Internet or by telephone — in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

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Vote by mail — if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 30, 2019. Submitting your proxy, whether by telephone, through the Internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” or “AGAINST” or “ABSTAIN” from voting for each of the nominees to the Board of Directors. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
The expenses of soliciting proxies will be paid by Vocera. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:
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delivering to the Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

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signing and delivering a proxy bearing a later date;

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voting again through the Internet or by telephone; or

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attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials
The Notice of Internet Availability will provide you with instructions regarding how to:
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view our proxy materials for the meeting through the Internet;

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instruct us to mail paper copies of our current or future proxy materials to you; and

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instruct us to send our current or future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.
Annual Meeting Location
We will hold the meeting at our offices located at 525 Race Street, San Jose, CA 95126 on Friday, May 31, 2019, at 10:00 a.m. (Pacific Time).

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders. Our Governance and Nominating Committee periodically reviews our corporate governance practices and in 2016, based on discussions with our stockholders and recent developments in corporate governance, our Board of Directors amended our Restated Bylaws to adopt majority voting. This means that for a nominee to be elected to the Board in an uncontested election, the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, stock ownership guidelines, and other policies for the governance of the company. In connection with the amendment to the Restated Bylaws to adopt majority voting, our Board also approved a revision to the Corporate Governance Guidelines to require that a director nominee (or new appointee) tender his or her resignation in the event of an adverse vote, and, following the recommendation of the Governance and Nominating Committee, the Board shall act upon such resignation within 30 days following the stockholder vote. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at www.vocera.com.
Stock Ownership Guidelines
Our Board of Directors has adopted stock ownership guidelines as set forth in the Corporate Governance Guidelines. For our directors, with the exception of our Chief Executive Officer, not later than five years from the later of  (i) July 30, 2012 or (ii) the date that an individual is initially elected as a director, such individual should beneficially own a number of shares of our common stock and vested equity awards with a value of not less than five times the then annual cash retainer for general board service paid by us to such director. For our Chief Executive Officer, not later than five years from the later of  (i) July 30, 2012 or (ii) the date that the individual is hired or promoted to serve as our Chief Executive Officer, such individual should beneficially own a number of shares of our common stock and vested equity awards with a value of not less than six times the then annual base salary paid to such individual. We measure compliance with these stock ownership guidelines at the end of each fiscal year.
Recoupment Policy
In April 2018, our Board of Directors adopted a clawback provision that provides our Board with the authority to recoup past incentive compensation from an executive officer in the event of a material restatement of our company’s financial results due to fraud or intentional misconduct of that executive officer.
Board Leadership Structure
Our Board of Directors does not have a policy on whether the roles of the Chair of the Board of Directors and Chief Executive Officer should be separate. Our Governance and Nominating Committee periodically considers the Board’s leadership structure and makes recommendations to the Board on what it believes is appropriate. The Board currently believes that it should maintain flexibility in determining the Board leadership structure appropriate for the company.
Brent D. Lang currently serves as our President and Chief Executive Officer and as Chairman of our Board. Our Board of Directors believes that this Board leadership structure, coupled with a strong emphasis on Board independence and the role of the lead independent director, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Lang’s extensive executive leadership and operational experience and his experience and familiarity with our business, growth strategy and key issues. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Lang brings company-specific experience and expertise. Our Board of Directors believes that Mr. Lang’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategic vision clearly and consistently to stockholders.
Lead Independent Director
Because Mr. Lang is a current executive officer, he is not deemed independent for corporate governance purposes, and the Board has appointed Howard E. Janzen as Lead Independent Director. As Lead Independent Director, Mr. Janzen, among other responsibilities, attends and chairs most of the regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chief Executive Officer and Chairman and the independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate.
Risk Oversight
Our Board of Directors is primarily responsible for overseeing our risk management processes. Our Board exercises its risk oversight function both directly and indirectly through its various committees and reviews strategic and operational risks, including but not limited to cybersecurity risk, in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions. Our Board, as a whole, determines the appropriate level of risk for our company, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks.
Our Audit Committee, Governance and Nominating Committee and Compensation Committee support our Board in discharging its risk oversight duties and address risks inherent in their respective areas. Our Audit Committee assists our Board in fulfilling its oversight responsibilities relating to the company’s financial accounting, reporting and controls, legal and regulatory compliance and oversees the accounting and financial reporting processes of the company, the audits of the company’s financial statements by the independent auditors and our internal audit function and monitors the periodic reviews of the adequacy of such processes and systems of internal control. Our Governance and Nominating Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. See “Compensation Policies and Practices as they relate to Risk Management” under the Compensation Discussion and Analysis section elsewhere in this Proxy Statement for additional information. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach.
Director Independence
Our common stock is listed on the New York Stock Exchange. The listing rules of the New York Stock Exchange require that a majority of the members of our Board of Directors be independent. In 2019, our Board of Directors confirmed that all of our directors and director nominees are independent, except Brent D. Lang. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our Board of Directors determined each of Michael Burkland, John B. Grotting, Jeffrey H. Hillebrand, Howard E. Janzen, Alexa King, John N. McMullen, Sharon L. O’Keefe, Ronald A. Paulus, Bharat Sundaram and Julie Iskow does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors or director nominees is “independent” as that term is defined under the rules of the New York Stock Exchange and the Securities and Exchange Commission. In making this determination, our Board of Directors considered the relationships that each director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including certain contracts for products or services in place between Vocera and entities affiliated with our directors.

Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available without charge on the investor relations section of our website at www.vocera.com. Members serve on these committees until their resignations or until otherwise determined by the Board of Directors.
Audit Committee.   Our Audit Committee is comprised of John N. McMullen, who is the chair of the Committee, Michael Burkland and Howard E. Janzen, each of whom, our Board of Directors has determined, meets the requirements for independence under the current New York Stock Exchange and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. McMullen is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act.
All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our Audit Committee. Our Audit Committee, among other things:
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oversees the accounting and financial reporting processes of our company, the audits of our company’s financial statements by our company’s independent registered public accounting firm and our company’s internal audit function;

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monitors the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our company’s independent registered public accounting firm and our company’s financial and senior management, and internal audit function;

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appoints our company’s independent registered public accounting firm, determines and approves the fees paid to our independent accounting firm and reviews and evaluates the qualifications, independence and performance of our independent accounting firm;

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reviews and evaluates the organization and performance of our company’s internal audit function;

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facilitates communications among our company’s independent registered public accounting firm, financial and senior management, and internal audit function, and our Board of Directors; and

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assists our Board of Directors in oversight of our company’s compliance with legal and regulatory requirements.

Compensation Committee.   Our Compensation Committee is comprised of Jeffrey H. Hillebrand, who is the chair of the Committee, and John B. Grotting and Alexa King. Upon Mr. Hillebrand’s departure at the annual meeting, another member of our Board of Directors will be appointed to replace him as a member and chair of our Compensation Committee. Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under the current New York Stock Exchange rules, is a non-employee director within the meaning of Section 16 of the Exchange Act, and is an outside director within the meaning of Section 162(m) of the Internal Revenue Code. Our Compensation Committee, among other things:
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reviews and determines the compensation of our executive officers;

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oversees our cash-based and equity-based compensation plans, policies and programs;

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reviews and makes recommendations to our Board with respect to non-employee director compensation; and

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reviews general plans, policies and programs relating to compensation and benefits of our employees.

Our executive compensation program is administered by our Compensation Committee. In determining the compensation of each of our named executive officers, other than our President and Chief Executive Officer, our Compensation Committee considers the performance evaluations and compensation recommendations of our President and Chief Executive Officer. In the case of our President and Chief Executive Officer, our Compensation Committee evaluates his performance and independently determines whether to make any adjustments to his compensation.
Our Compensation Committee retained an independent compensation consultant, Compensia, Inc., to assist in structuring our executive officer compensation for 2018. Compensia provided our Compensation Committee with market data and analyses from a peer group of similarly-sized technology companies with similar business and financial characteristics. Compensia has not provided our company or our Compensation Committee with any other services during fiscal year 2018 that would compromise its independence or pose a conflict of interest.
In accordance with applicable laws, rules and regulations and our certificate of incorporation, bylaws and Compensation Committee charter, the Compensation Committee has delegated to an equity awards committee, comprised of certain executive officers of our company, the authority to make certain types of equity awards under our 2012 Equity Incentive Plan to any employee who is not an executive officer or director, pursuant to the terms of such plan and the equity award guidelines approved by our Compensation Committee.
Governance and Nominating Committee.   Our Governance and Nominating Committee is comprised of Alexa King, who is the chair of the Committee, John B. Grotting and Sharon L. O’Keefe. Upon Mr. Grotting’s departure upon the completion of the annual meeting, another member of our Board of Directors will be appointed to replace him on our Nominating Committee. Our Board of Directors has determined that each member of our Governance and Nominating Committee meets the requirements for independence under the current New York Stock Exchange rules and regulations. Our Governance and Nominating Committee, among other things:
•
identifies, evaluates and recommends nominees to our Board of Directors and its committees;

•
oversees the evaluation of the performance of our Board of Directors and its committees;

•
reviews our corporate governance policies and proposed waivers of the policies;

•
reviews developments in corporate governance practices;

•
evaluates the adequacy of our corporate governance practices;

•
oversees continuing education for our directors; and

•
makes recommendations to our Board of Directors concerning corporate governance matters.

Codes of Business Conduct and Ethics and other Corporate Policies
Our Board of Directors has adopted codes of business conduct and ethics that apply to all of our employees, officers and directors. We intend to disclose any future amendments to certain provisions of our codes of business conduct and ethics, or waivers of these provisions, on our website and/or in public filings. Our employees, officers and directors are also subject to our Policy Prohibiting Insider Trading and our Related Person Transactions Policy. We provide training to our employees regarding our codes and various company policies, which all employees are required to complete. In addition, we have adopted a Whistleblower and Complaint Policy that is designed to provide a forum to which our employees, officers and directors may report violations or suspected violations of our company policies without fear of harassment, retaliation or adverse employment consequences. The full text of our policies are posted on the investor relations section of our website at www.vocera.com.
Compensation Committee Interlocks and Insider Participation
The directors who were members of our Compensation Committee during 2018 were Jeffrey H. Hillebrand, Alexa King and John B. Grotting. None of them at any time has been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

Board and Committee Meetings and Attendance
The Board of Directors and its committees meet throughout the year on a pre-determined schedule and also hold special meetings and act by written consent from time to time. During 2018, the Board of Directors held six meetings, including telephonic meetings, the Audit Committee held eight meetings; the Compensation Committee held four meetings and the Governance and Nominating Committee held eight meetings. During 2018, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure.
Typically, in conjunction with the regularly scheduled meetings of the Board, the independent directors meet in executive sessions outside the presence of management.
Board Evaluations
The Board and each of its committees conduct self-evaluations annually. The Governance and Nominating Committee oversees the annual self-assessment of the Board’s performance and the composition and performance of each committee of the Board. Each committee assesses its own performance relative to its charter and best practices. The Governance and Nominating Committee utilizes the results of this self-evaluation process to determine if the Board and its committees are functioning effectively, to assess and determine the characteristics, expertise, qualifications and skills required of prospective candidates for election to the Board, and to make recommendations to the Board regarding assignments of Board members to various committees. The full Board then discusses the evaluation results to determine what action, if any, would improve Board and committee performance and whether any changes to the process would be appropriate.
In accordance with its charter and our Corporate Governance Guidelines, the Governance and Nominating Committee has evaluated and recommended to the full Board each of the nominees named in this proxy statement for election to the Board.
Board Attendance at Annual Stockholders’ Meeting
We encourage each member of our Board of Directors to attend our annual meetings of stockholders. Five directors were in attendance at our 2018 annual meeting of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. We may consider in the future whether our company should adopt a more formal policy regarding director attendance at our annual meetings.
Presiding Director of Independent Director Meetings
The independent directors meet in regularly scheduled executive sessions without management. Our lead independent director is currently Mr. Janzen.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors, or a specific member of our Board of Directors (including our chairman or lead independent director) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the Board of Directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our Board of Directors.
The address for these communications is:
Corporate Secretary
Vocera Communications, Inc.
525 Race Street
San Jose, CA 95126

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Governance and Nominating Committee. In recommending candidates for nomination, the Governance and Nominating Committee considers candidates recommended by directors, officers, employees, stockholders and outside consultants, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly-qualified Board of Directors, the Governance and Nominating Committee is responsible for developing and recommending to the Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many factors, and will be significantly influenced by the particular needs of our Board of Directors that are likely to evolve and change over time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and New York Stock Exchange listing requirements; and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of our board committees. In addition, neither our Board of Directors nor our Governance and Nominating Committee have a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, our Governance and Nominating Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other business expertise, breadth of experience, soundness of judgment, diversity of viewpoints and experience and knowledge about our business or industry, as well as ability to devote adequate time and effort to responsibilities of our Board of Directors in the context of its existing composition. Through the nomination process, the Governance and Nominating Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the Board of Directors’ overall effectiveness. While we do not have a formal policy relative to diversity in identifying director nominees, we believe that it is desirable for Board members to possess diverse characteristics of gender, race, ethnicity, and age, and we consider such factors in Board evaluation and in the identification of candidates for Board membership.

PROPOSAL NO. 1
ELECTION OF CLASS I
DIRECTORS
Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Class I director nominees will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2020 and 2021, respectively.
Our Class I directors, whose terms will expire at this annual meeting, are Michael Burkland, Jeffrey H. Hillebrand and Brent D. Lang. Following discussions with Mr. Hillebrand regarding his interest in remaining on our Board of Directors, our Governance and Nominating Committee decided not to recommend that Mr. Hillebrand be nominated for re-election at the annual meeting. At the recommendation of our Governance and Nominating Committee, our Board of Directors nominated Michael Burkland and Brent D. Lang, each an incumbent director, and Bharat Sundaram, a director nominee, for election as Class I directors at the 2019 annual meeting, for a three-year term expiring at the 2022 annual meeting of stockholders, and until such director’s successor is duly elected and qualified, subject to such director’s earlier resignation or removal.
If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes in the election of directors.
Nominees to the Board of Directors
The nominees, and their ages, the class in which they are being nominated, their occupations and their length of board service are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.
Name of Director/Nominee	Age	Class	Principal Occupation	Director Since
Michael Burkland(1)	56	I	Chairman of the Board, Five9, Inc.	June 2016
Brent D. Lang	51	I	President and Chief Executive Officer	June 2013
Bharat Sundaram	41	I	President, Performance Improvement Services, Vizient	New Nominee

(1)
Member of the Audit Committee

Michael Burkland has served on our Board of Directors since June 2016. He is currently the executive chairman of the Board of Directors of Five9 and has held that position since December 2017 and the position of chairman since February 2014. He has been a member of the Five9 Board since January 2008. Mr. Burkland served as Five9’s chief executive officer from January 2008 until December of 2017 and its president from January 2012 to December 2017. From 2002 to 2007, Mr. Burkland worked with the Interim CEO Network, serving as an interim CEO for venture-backed technology companies, as well as heading up the firm’s strategic advisory practice. From 2000 to 2001, Mr. Burkland served as chief executive officer of Omniva Policy Systems Inc., a pioneer in enterprise policy management and e-mail security, where he built and implemented the company’s initial go to market strategy for the enterprise market. From 1994 to 1998, Mr. Burkland served as chief executive officer of Eventus Software, Inc., a leading developer of web content management software which was acquired by Segue Software, Inc. in 1998. Earlier in his career, he held various positions at Oracle, Patrol Software and BMC. Mr. Burkland holds B.A. and M.B.A. degrees from the University of California at Berkeley. We believe Mr. Burkland should serve as a member of our Board of Directors based on his experience leading and providing strategic oversight for public and private technology companies.

Brent D. Lang has served as our President and Chief Executive Officer and on our Board of Directors since June 2013. He assumed the role of chairman of the board in June 2018. From October 2007 to May 2013, he served as our President and Chief Operating Officer. From February 2007 to October 2007, he served as our Executive Vice President, from January 2007 to June 2007, as our Acting Chief Executive Officer, and from June 2001 through January 2007, as our Vice President of Marketing and Business Development. From September 1995 to June 2001, Mr. Lang worked for 3Com Corporation, a networking company, where he served in a variety of roles including senior director of marketing responsible for 3Com’s digital home products. From June 1991 to June 1993, Mr. Lang worked as a strategy consultant for Monitor Company, Inc., a consulting firm, advising Fortune 500 companies. Mr. Lang earned a B.S. degree in Industrial and Operations Engineering from the University of Michigan and an M.B.A. degree from the Stanford University Graduate School of Business. We believe Mr. Lang should serve as a member of our Board of Directors based on his position as the Company’s President and Chief Executive Officer and his extensive corporate management experience at Vocera and other companies.
Bharat Sundaram is a new director nominee. Since February 2016, Mr. Sundaram has served as president of performance improvement services for Vizient, a healthcare performance improvement company. From February 2009 to January 2016, Mr. Sundaram was at MedAssets, a healthcare services company, as a member of the corporate development team and served in a number of roles with increasing responsibility, including senior vice president of enterprise operations, general manager of supply chain solutions and, most recently, president, spend and clinical resource management segment. Prior to MedAssets, he was with the Boston Consulting Group. Mr. Sundaram earned his bachelor’s degree in industrial engineering from the University of California at Berkeley and a master’s degree from the Wharton School at the University of Pennsylvania. We believe Mr. Sundaram should serve as a member of our Board of Directors based on his broad background and business experience in strategy, operations, acquisitions and integration, and large-scale business transformation in both technology and service industries.
Director Resignation Policy
Our Corporate Governance Guidelines provide that if a nominee receives a greater number of votes against than for election, such nominee will tender a resignation to our Governance and Nominating Committee, which will promptly make a recommendation regarding such resignation to our Board of Directors. The Board of Directors will act on the Committee’s recommendation within 30 days following the certification of the stockholder vote.
The Board of Directors will only nominate for election or re-election as director candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Board practice.
Directors Not Standing for Election
The directors who are serving or who have been appointed for terms that end following the meeting, and their ages, occupations and length of board service are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time. As noted above, Mr. Hillebrand, a Class I director, will not stand for re-election at the annual meeting; we have included information about Mr. Hillebrand in this proxy statement for reference only.

Name of Director/Nominee	Age	Class	Principal Occupation	Director Since
Class II Directors
John B. Grotting*(1)(2)	69	II	Operating Partner, Frazier Health Ventures	February 2010
Julie Iskow*	57	II	Chief Technology Officer, Medidata Solutions, Inc.	New Director
Howard E. Janzen**(3)	65	II	President and Chief Executive Officer, Janzen Ventures, Inc.	May 2007
Alexa King(1)(4)	51	II	Executive Vice President and General Counsel, FireEye	July 2016
Class III Directors
John N. McMullen(5)	60	III	Executive Vice President and Chief Financial Officer, 3D Systems	June 2011
Sharon L. O’Keefe(2)	66	III	President, University of Chicago Medical Center	March 2012
Ronald A. Paulus	58	III	Strategic Advisor, HCA Healthcare and former President and Chief Executive Officer, Mission Health	July 2018

*
In April 2019, Mr. Grotting resigned as a member of our Board of Directors, effective upon the annual meeting. At the recommendation of our Governance and Nominating Committee, our Board of Directors nominated Julie Iskow to replace Mr. Grotting as a director, for a one-year term expiring at the 2020 annual meeting of stockholders. Ms. Iskow’s biography is as set forth below.

**
Lead Independent Director

(1)
Member of the Compensation Committee

(2)
Member of the Governance and Nominating Committee

(3)
Member of the Audit Committee

(4)
Chair of the Governance and Nominating Committee

(5)
Chair of the Audit Committee

John B. Grotting has served on our Board of Directors since February 2010. Since May 2010, Mr. Grotting has served as an operating partner for Frazier Healthcare Ventures, a provider of venture and growth equity capital to emerging biopharma, medical device and healthcare services companies. From January 2010 through April 2010, Mr. Grotting was an independent consultant. From 2006 to December 2009, Mr. Grotting served as chief executive officer of Ascent Healthcare Solutions, Inc. (now Stryker Corporation), a medical device reprocessor, and from February 2004 to December 2006, he served as its chairman and chief executive officer. From May 1999 to December 2002, Mr. Grotting served as chairman and chief executive officer of Bridge Medical, Inc., a medical software company. Mr. Grotting also served in senior executive positions at Minnesota-based Allina Health System and Oregon-based Legacy Health System. Currently, Mr. Grotting serves on the board of directors of Vizient, Solis Mammography and Northfield Repair. Mr. Grotting earned a B.A. degree in Economics from St. Olaf College and a Master’s degree in Hospital and Healthcare Management from the University of Minnesota. We believe Mr. Grotting should serve as a member of our Board of Directors based on his management and corporate governance experience with other healthcare companies.
Julie Iskow has been appointed a new director effective as of the annual meeting. Ms. Iskow has been chief technology officer of Medidata Solutions, Inc. since April 2015 and has been its executive vice president of product development since July 2016. Ms. Iskow served as senior vice president of global product development at Medidata from April 2015 to July 2016. From December 2013 to April 2015, Ms. Iskow served as chief information officer and senior vice president at WageWorks, Inc., and prior to that as its senior vice president of product development. Ms. Iskow has also served as vice president of engineering and operations at Asyst Technologies and GW Associates, Inc., managing software research and development, quality assurance, technical support and management information systems. Prior to joining GW Associates, she was a member of the faculty of the University of Vermont where she specialized in business management and development. Ms. Iskow earned a B.S. degree from U.C. Berkeley and an M.S. degree from U.C. Davis. We believe Ms. Iskow should serve as a member of our Board of Directors based on her extensive training and experience in business, product development and engineering with other technology companies.
Howard E. Janzen has served on our Board of Directors since May 2007. Since October 2002, Mr. Janzen has served as the president and chief executive officer of Janzen Ventures, Inc., a private investment business. Mr. Janzen served as president and chief executive officer of CoolPlanet Energy Systems, a clean energy technology company, from May 2012 to December 2016, as executive chairman from December 2016 to January 2018 and as chairman from January 2018 to January 2019. From March 2007 through April 2011, Mr. Janzen served as the chief executive officer of One Communications Corporation, a supplier of integrated advanced telecommunications solutions to business. From January 2004 to September 2005, Mr. Janzen served as president of Sprint Business Solutions, the business unit serving Sprint Corporation’s business customer base. From May 2003 to January 2004, he was president of Sprint Corporation’s global markets group responsible for Sprint’s long distance business. From 1994 until October 2002, Mr. Janzen served as president and chief executive officer, and chairman of the board of directors from 2001, of Williams Communications Group, Inc., a network solutions provider. Mr. Janzen served on the board of directors of Sonus Networks Inc. from January 2006 to October 2017 and has served as a director of Global Telecom & Technology, Inc., since October 2006, CoolPlanet Energy Systems since May 2012, and Bye Aerospace since November 2015. Mr. Janzen also served on the board of directors of MacroSolve, Inc. from April 2006 to May 2012. Mr. Janzen earned his B.S. and M.S. degrees in Metallurgical Engineering from the Colorado School of Mines and completed the Harvard Business School PMD program. We believe Mr. Janzen should serve as a member of our Board of Directors based on his extensive business experience and his experience on the boards of directors of other technology and communication companies.
Alexa King has served on our Board of Directors since July 2016. Ms. King is the executive vice president and general counsel at FireEye, where she has led the legal, stock and privacy team since 2012. Before FireEye, Ms. King was vice president, general counsel, and secretary of Aruba Networks, Inc. Her early career included working at Siebel Systems, Pillsbury Madison & Sutro (now Pillsbury Winthrop) and Fenwick & West. Additionally, Alexa served as founding director of Pathbrite, Inc. (formerly known as RippleSend, Inc.) from 2008 to 2009 and as advisor from 2009 to 2011. Alexa graduated magna cum laude from Harvard College with a degree in Eastern European Studies and received her J.D. from the University of California, Berkeley School of Law, where she was named to the Order of the Coif. We believe Ms. King should serve as a member of our Board of Directors based on her experience advising technology companies on legal, cybersecurity and strategic matters.
John N. McMullen has served on our Board of Directors since June 2011. In July 2016, Mr. McMullen was named executive vice president and chief financial officer for 3D Systems. Prior to his position with 3D Systems, Mr. McMullen was the executive vice president and chief financial officer of Kodak from June 2014 to June 2016. From March 2007 to July 2013, Mr. McMullen served as the senior vice president and treasurer of Hewlett-Packard Company, an electronics and information technology company. From May 2002 to March 2007, he served as vice president of finance for Hewlett-Packard’s imaging and printing group. From June 1998 to May 2002, Mr. McMullen held a variety of executive positions with Compaq Computer Corporation, (now a division of Hewlett-Packard), including vice president of finance and strategy, vice president of finance (North America Sales and Services) and director of finance. Over a seventeen-year period, Mr. McMullen held a variety of finance positions with Digital Equipment Corporation, a computer manufacturer. Mr. McMullen earned a B.A. degree in Finance from the University of Massachusetts. We believe Mr. McMullen should serve as a member of our Board of Directors based on his extensive corporate management experience.
Sharon L. O’Keefe has served on our Board of Directors since March 2012. Since February 2011, Ms. O’Keefe has served as president of the University of Chicago Medical Center. From April 2009 through February 2011, Ms. O’Keefe served as president of Loyola University Medical Center. Prior to her role at Loyola, she served from July 2002 to April 2009 as chief operating officer for Barnes Jewish Hospital, a member hospital of BJC Healthcare, St. Louis. In addition, Ms. O’Keefe has served in a variety of senior management roles at Johns Hopkins Hospital, Montefiore Medical Center, University of Maryland Medical System and Beth Israel Deaconess Medical Center in Boston, a teaching affiliate of Harvard Medical School. She has also served as a healthcare consultant with Ernst & Young. In addition, Ms. O’Keefe has served on the National Institutes of Health Advisory Board for Clinical Research, the Finance Committee of the National Institutes of Health Advisory Board, the Board of Trustees of the Illinois Hospital Association, and an examiner for the Malcolm Baldrige National Quality Award. Ms. O’Keefe holds an M.S. degree in nursing from Loyola University of Chicago and a B.S. degree in nursing from Northern Illinois University. We believe Ms. O’Keefe should serve as a member of our Board of Directors based on her extensive management experience in medical institutions and experience in the healthcare sector.
Ronald A. Paulus, MD, has served on our Board of Directors since July 2018. Dr. Paulus is a strategic advisor for HCA Healthcare and the former president and chief executive officer of Mission Health, a $1.9 billion regional integrated delivery system serving western North Carolina that was recently acquired by HCA Healthcare. He was at Mission Health and in this role from September 2010 to February 2019. Prior to joining Mission Health, Dr. Paulus served as executive vice president of clinical operations at Geisinger Health System. Dr. Paulus also served as Geisinger’s chief innovation officer, where he was responsible for ensuring system-wide innovation. Before his tenure at Geisinger, Dr. Paulus was co-founder, president and chief executive officer of CareScience, a clinical solutions and data analytics provider now part of Premier, Inc., which is listed on the NASDAQ. In 2018, Dr. Paulus co-founded and launched the National Taskforce for Humanity in Healthcare (NTH). This taskforce is convening physicians, nurses, and other leaders from healthcare and social change to explore solutions to the crisis of clinician burnout and create a movement to help care team members achieve their highest healing potential. Dr. Paulus received his bachelor’s degree, medical degree and MBA in healthcare management from the University of Pennsylvania. We believe Dr. Paulus should serve as a member of our Board of Directors based on his extensive experience managing companies in the healthcare industry and his expertise in clinical operations and innovations.
There are no familial relationships among our directors and officers.
Director Compensation
We compensate our non-employee directors with a combination of cash and equity. The form and amount of compensation paid to our non-employee directors for serving on our Board and its committees is designed to be competitive in light of industry practices and the obligations imposed by such service. In order to align the long-term interests of our directors with those of our stockholders, a portion of the director compensation is provided in equity-based compensation. The value of total annualized compensation of our non-employee directors is targeted to be at approximately the median of a peer group of similarly-sized technology companies with similar business and financial characteristics. The director compensation practice of this peer group of companies was the benchmark used when considering the competitiveness of our director compensation. In 2018, our Compensation Committee’s independent compensation consultant, Compensia, collected and developed the competitive data and analyses that the Committee used to benchmark and establish our director compensation and based on advice from Compensia, the Compensation Committee determined that our non-employee director compensation is reasonable and appropriate, and the Board approved the director compensation as set forth below.
Annual Cash Retainer.   Each director receives an annual base cash retainer of  $35,000 for general board service, to be paid quarterly. Additionally, we compensate our Board of Directors for service on our committees and for service as our lead independent director and the chair of our Board as follows:
•
The chair of our Audit Committee receives an annual cash retainer of  $20,000 for such service, paid quarterly, and each of the other members of the Audit Committee receives an annual cash retainer of  $7,500, paid quarterly.

•
The chair of our Compensation Committee receives an annual cash retainer of  $10,000 for such service, paid quarterly, and each of the other members of the Compensation Committee receives an annual cash retainer of  $5,000, paid quarterly.

•
The chair of our Governance and Nominating Committee receives an annual cash retainer of $8,000 for such service, paid quarterly, and the other member of the Governance and Nominating Committee receives an annual cash retainer of  $4,000, paid quarterly.

•
Our lead independent director receives an additional annual cash retainer of  $15,000 for such service, paid quarterly.

•
The non-executive chair of our Board of Directors receives an additional annual cash retainer of $25,000 for such service, paid quarterly. Since our current chair, Mr. Lang, is an executive officer of the Company, he does not receive this cash retainer.

Equity Awards. In April 2018, the Compensation Committee approved the annual equity grant to non-employee directors effective June 1, 2018 of a number of restricted stock units calculated as $145,000 divided by the average daily closing price of our common stock as reported by the New York Stock Exchange during May 2018 (rounded down to the nearest share). Each restricted stock unit will vest in full on June 1 of the next calendar year after the year of the award, subject to the director’s continuous service through such vesting date, and will automatically vest in full upon a change of control of our company. Equity Awards for new non-employee directors shall be determined by the Compensation Committee. Notwithstanding the foregoing, no non-employee director shall receive equity awards with a fair market value on the date of grant of more than (i) $600,000 in the year of such director’s initial appointment to the Board or (ii) $400,000 in any other calendar year.
Other.   We reimburse all of our directors for travel, director continuing education programs and other business expenses incurred in connection with their services as a member of our Board of Directors and its committees, and extend coverage to them under our travel accident and directors’ and officers’ indemnification insurance policies.
The following table provides information for the year ended December 31, 2018 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director during 2018, except for Robert J. Zollars, who did not stand for re-election at the 2018 annual meeting and is no longer a director. Mr. Lang, our current Chairman and Chief Executive Officer, did not receive any compensation for his service as director during the year ended December 31, 2018.

2018 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total(2) ($)
Michael Burkland	41,000	148,512	189,512
John B. Grotting	42,000	148,512	190,512
Jeffrey H. Hillebrand	43,500	148,512	192,012
Howard E. Janzen	54,750	148,512	203,262
Alexa King	46,250	148,512	194,762
John N. McMullen	51,500	148,512	200,012
Sharon L. O’Keefe	37,000	148,512	185,512
Ronald A. Paulus*	14,583	117,862	132,445

(1)
Amounts shown in this column reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 for awards granted during the fiscal year.

(2)
Our non-employee directors held the following number of outstanding stock options and restricted stock units as of December 31, 2018:

Name	Option Awards	Stock Awards
Michael Burkland	—	11,479
John B. Grotting	—	5,600
Jeffrey H. Hillebrand	—	5,600
Howard E. Janzen	—	5,600
Alexa King	—	10,536
John McMullen	13,714	5,600
Sharon L. O’Keefe	21,333	5,600
Ronald A. Paulus	—	3,774
*
Dr. Paulus joined the board in July 2018, and his initial equity award was pro-rated based on the number of months since the continuing directors received their annual award of restricted stock units.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Deloitte & Touche LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2019. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of the principal independent registered public accounting firm to our company’s stockholders for ratification. In the event that Deloitte & Touche LLP is not ratified by our stockholders, our Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Deloitte & Touche LLP will periodically rotate the individuals responsible for our audit.
In addition to performing the audit of our consolidated financial statements, Deloitte & Touche LLP had provided various other services during fiscal 2018. Our Audit Committee determined that Deloitte & Touche LLP’s provisioning of these services, which are described below, did not impair its independence from us. The aggregate fees billed for fiscal 2018 and 2017 for each of the following categories of services are as follows:
Fees Billed to Vocera	Fiscal Year 2018	Fiscal Year 2017
Audit fees(1)	$1,565,491	$1,594,100
Audit-related fees	—	—
Tax fees(2)	$47,651	—
All other fees	—	—
Total fees	$1,613,142	$1,594,100

(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; registration statements, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; assistance with tax matters related to acquisitions and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
We are seeking a non-binding, advisory stockholder vote on the compensation awarded to our named executive officers for the fiscal year ended December 31, 2018, known as a “Say on Pay” vote.
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This non-binding advisory vote is commonly referred to as a “Say-on-Pay” vote.
As described in detail in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, our compensation program is designed to reward our executive officers at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain and motivate them to exert their best efforts and create a successful company. Our philosophy is to tie a greater percentage of an executive officer’s compensation to stockholder returns and to keep cash compensation at a competitive level while providing the opportunity to be well-rewarded through equity if we perform well over time. We believe that our executive compensation program, with its balance of short-term incentives (including base salary and annual cash incentives tied to performance measures) and long-term incentives (including equity awards), reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure for a comprehensive explanation and analysis of our executive compensation policies and practices.
Based on the above, we request that stockholders approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement pursuant to the following resolution:
RESOLVED, that the compensation paid to Vocera’s named executive officers, as disclosed in this proxy statement, including the “Compensation Discussion and Analysis” and “Executive Compensation” sections, compensation tables and narrative discussion, is hereby APPROVED.
Vote Required
Approval of named executive officer compensation requires the approval of a majority of the votes present or represented by proxy and entitled to vote thereon.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3 TO APPROVE THE COMPENSATION AWARDED TO OUR NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019, by:
•
each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•
each of our directors or director nominees;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 30,891,117 shares of our common stock outstanding on March 31, 2019. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options, restricted stock units or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2019 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Vocera Communications, Inc., 525 Race Street, San Jose, California 95126.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage
5% or greater stockholders
Brown Capital Management, LLC(1)	5,427,450	17.6%
Blackrock, Inc.(2)	2,200,316	7.1%
Conestoga Capital Advisors, LLC(3)	2,061,329	6.7%
AllianceBernstein L.P.(4)	1,564,635	5.1%
Named Executive Officers, Directors and Director Nominees
Michael Burkland	17,038	*
Douglas A. Carlen	11,735	*
M. Bridget Duffy(5)	7,500	*
John B. Grotting(6)(7)	81,498	*
Jeffrey H. Hillebrand(7)	69,998	*
Julie Iskow	—	*
Howard E. Janzen	42,331	*
Paul T. Johnson(8)	123,081	*
Alexa King	15,152	*
Brent D. Lang(9)	477,457	1.5%
John N. McMullen(10)	34,664	*
Sharon L. O’Keefe(11)	45,460	*
Ronald A. Paulus	—	—
Justin R. Spencer(12)	82,537	*
Bharat Sundarm	—	*
All officers and directors as a group (13 persons)(12)	1,008,451	3.2%

*
Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
Based solely on the information set forth in a Schedule 13G filed with the SEC on February 14, 2019 by Brown Capital Management, LLC. Represents 5,427,450 shares beneficially owned by Brown Capital Management, LLC, over which it has sole voting power with respect to 3,203,678 shares and sole dispositive power with respect to 5,427,450 shares. Included in the shares beneficially owned by Brown Capital Management, LLC are 2,135,069 shares beneficially owned by The Brown Capital Management Small Company Fund, a registered investment company, which is managed by Brown Capital Management, LLC. The Brown Capital Management Small Company Fund has sole voting and dispositive power over the shares it beneficially owns. The address of Brown Capital Management, LLC is 1201 N. Calvert Street, Baltimore, MD 21202.

(2)
Based solely on the information set forth in a Schedule 13G filed with the SEC on February 6, 2019 by Blackrock, Inc. Represents 2,200,316 shares beneficially owned by Blackrock, Inc. and its affiliated entities, over which it has sole voting power with respect to 2,121,565 shares and sole dispositive power with respect to 2,200,316 shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Based solely on the information set forth in a Schedule 13G filed with the SEC on January 9, 2019 by Conestoga Capital Advisors, LLC. Represents 2,061,329 shares beneficially owned by Conestoga Capital Advisors, LLC and its affiliated entities, over which it has sole voting power with respect to 1,842,229 shares and sole dispositive power with respect to 2,061,329 shares. The address of Conestoga Capital Advisors, LLC is 550 E. Swedesford Rd. Ste 120, Wayne, PA 19087.

(4)
Based solely on the information set forth in a Schedule 13G filed with the SEC on February 13, 2019 by AllianceBernstein L.P. Represents 1,564,635 shares beneficially owned by AllianceBernstein L.P. and its affiliated entities, over which it has sole voting power with respect to 1,501,045 shares, sole dispositive power with respect to 1,522,051 shares and shared dispositive power with respect to 42,584 shares. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York NY 10105.

(5)
Represents 7,500 options that are exercisable within 60 days of March 31, 2019.

(6)
Represents 81,498 shares held by the Grotting Family Trust dtd 04/02/2004.

(7)
As noted above, upon the conclusion of our annual meeting, each of Mr. Hillebrand and Mr. Grotting will no longer be members of our Board of Directors.

(8)
Represents 44,529 shares held by Mr. Johnson and 78,552 options that are exercisable within 60 days of March 31, 2019.

(9)
Represents 191,530 shares held by the Lang Van Schaack Family Revocable Trust and 285,927 options held by Mr. Lang that are exercisable within 60 days of March 31, 2019.

(10)
Represents 20,950 shares held by Mr. McMullen and 13,714 options that are exercisable within 60 days of March 31, 2019.

(11)
Represents 32,127 shares held by Ms. O’Keefe and 13,333 options held by Ms. O’Keefe that are exercisable within 60 days of March 31, 2018.

(12)
Represents 57,537 shares held by Mr. Spencer and 25,000 options held by Mr. Spencer that are exercisable within 60 days of March 31, 2019.

(13)
Includes 424,026 options that are exercisable within 60 days of March 31, 2019.

EXECUTIVE COMPENSATION
2018 Financial Performance
We saw significant momentum in our business in 2018, adding over 130 healthcare facilities, which helped fuel our annual revenue growth. Total revenue grew 8% and adjusted EBITDA increased 29% compared to last year as we continued to drive improved profitability. We also successfully raised $144 million of capital with attractive terms in the form of convertible debt to support our ongoing growth initiatives. We continued our focus on transforming communications and workflow in the healthcare space and recently introduced our new Smartbadge, an unprecedented advancement in product innovation that enhances our ability to deliver patient context to care teams and further extends our leadership position in enabling the real-time health system.
Highlights of our financial performance in 2018 include:
•
Total revenue of  $179.6 million, an increase of 8% compared to 2017;

•
Adjusted EBITDA(1) of  $21.2 million;

•
Deferred revenue of  $58.6 million and backlog of  $120.4 million as of December 31, 2018;

•
Cash, cash equivalents and short-term investments of  $221.2 million as of December 31, 2018; and

•
Net debt of  $110.5 million.

Compensation Discussion and Analysis
This compensation discussion and analysis provides an overview of the material components of our executive compensation program during 2018 for our chief executive officer, chief financial officer and our three other most highly compensated executive officers (collectively referred to as our “named executive officers”). For 2018, our named executive officers were as follows:
•
Brent D. Lang, our President, Chief Executive Officer and Director;

•
Justin R. Spencer, our Executive Vice President and Chief Financial Officer;

•
Paul T. Johnson, our Executive Vice President of Sales and Services;

•
M. Bridget Duffy, our Chief Medical Officer; and

•
Douglas A. Carlen, our General Counsel.

The compensation provided to our named executive officers for 2018 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narrative discussions relating to those tables. This section also discusses our executive compensation philosophy, objectives and design; how and why the Compensation Committee of our Board of Directors arrived at the specific compensation policies and decisions for our named executive officers during 2018; the role of Compensia, our outside compensation consultant for executive compensation decisions for 2018; and the peer companies used in evaluating executive officer compensation.
Executive Compensation Philosophy, Objectives and Design
Philosophy
We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain talented individuals in the areas of product

(1)
Adjusted EBITDA is a non-GAAP financial measure. Refer to the company’s current report on Form 8-K filed on February 7, 2019 for a discussion of the definition and use of this non-GAAP measure, including its limitations, and a reconciliation of this non-GAAP measure to its closest comparable GAAP measure.

development, sales, marketing, services and general and administrative functions. The market for skilled personnel in these areas is very competitive. Additionally, as we are headquartered in San Jose, CA, we face intense competition among large and small firms in the Silicon Valley market. Our compensation philosophy is designed to establish and maintain a compensation program that attracts and rewards talented individuals who possess the skills necessary to support our near-term objectives, create long-term value for our stockholders, expand our business and assist in the achievement of our strategic goals.
Objectives
We have designed our executive compensation program to reward our executive officers, including our named executive officers, at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain and motivate them to exert their best efforts in the highly competitive environment in which we operate. We believe in providing competitive compensation packages consisting of a combination of base salaries, annual cash bonuses, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period. We believe the approach that has been adopted by our Compensation Committee, with an emphasis on variable cash compensation and equity awards, enables us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.
In 2018, the Compensation Committee reviewed, and will continue to review, evaluate, and modify, our executive compensation program to support the company’s business strategies and align our compensation program with executive compensation best practices, market trends and the success of our business.
Stockholder Engagement
We believe in the importance of engaging with and listening to our stockholders. In recent years, we have proactively reached out to many of our largest stockholders to solicit their feedback on our executive compensation, corporate governance, or our disclosure practices, and in 2018, we engaged in extensive conversations with stockholders holding a majority of our outstanding shares regarding our new equity plan proposal. We expect to continue to engage in an open dialogue with our stockholders through a combination of email exchanges, conference calls and in-person meetings. We received valuable feedback from stockholders, as well as appreciation of our ongoing outreach efforts and acknowledgment of our increased engagement from stockholders, and we believe we have addressed many of the topics raised by our stockholders.
Key Features of our Executive Compensation Program
The Compensation Committee reviews on an ongoing basis our executive compensation and benefits programs to evaluate whether these programs support the company’s compensation philosophy and objectives, as described herein, and serve the interests of our stockholders. The company’s practices include the following, each of which the committee believes reinforces our executive compensation philosophy and objectives:
WHAT WE DO	WHAT WE DO NOT DO

☑
Pay for Performance: We link pay to performance and stockholder interests by heavily weighting total compensation to long-term equity awards that align executive interests with our stockholders and encourage retention.

☒ No Single Trigger Acceleration: We do not provide for single trigger acceleration following a change of control.
☑ Linkage Between Bonus and Performance Measures: Our cash bonus program allows our executives to earn a target cash bonus only if specified performance metrics are met.	☒ No Guaranteed Bonuses; Bonus Payout Caps: We do not provide guaranteed minimum bonus amounts, and maximum payout levels apply to all amounts payable under the executive bonus plans.

WHAT WE DO	WHAT WE DO NOT DO
☑ Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisors.	☒ No Special Perquisites: We do not provide special perquisites for executives.

☑
Thoughtful Peer Group Analysis: The Compensation Committee reviews external market data when making compensation decisions and annually reviews our peer groups with its independent compensation consultant.

☒ No Hedging in Company Securities: Executives, directors and all employees are prohibited from engaging in any hedging transaction with respect to company equity securities.
☑ Thorough Compensation Risk Assessment: The Compensation Committee conducts an annual assessment of our executive and broad-based compensation programs to ensure prudent risk management.	☒ No Discounted Options/SARs or Option Repricing: We do not provide discounted stock options or stock appreciation rights, and we do not reprice underwater stock options.
☑ Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive experience.	☒ No Tax Gross-Ups: We do not provide tax gross-ups for “excess parachute payments.”

☑
Stock Ownership Guidelines: Our non-executive directors are subject to stock ownership guidelines equal to a value of not less than five times the then annual cash retainer for general board service, and our chief executive officer is subject to stock ownership guidelines equal to a value of not less than six times his then annual base salary.

☒ No Service-Based Defined Benefit Pension Plan or Other Similar Benefits: We do not maintain a pension plan or provide other similar benefits.

☑
Recoupment Policy: In April 2018, our Board of Directors adopted a clawback provision that provides our Board with the authority to recoup past incentive compensation (both cash and equity) paid to an executive officer in the event of a material restatement of our company’s financial results due to fraud or intentional misconduct of that executive officer.

Design
Our executive compensation program has been heavily weighted towards equity. The Compensation Committee believes that compensation in the form of equity helps to align the interests of our executive officers with the long-term interests of our stockholders by driving achievement of our strategic and financial goals. We use restricted stock units (“RSUs”) as our primary equity vehicle for our executive officers, including our named executive officers. We believe that RSU awards align the interests of executive officers with stockholders and provide a longer-term focus through a multi-year vesting schedule, while managing dilution to existing investors and providing greater predictability to our executive officers in the value of their compensation. To maintain a competitive compensation program, we also offer cash compensation in the form of base salaries and semi-annual cash bonuses tied to specific performance measures. We do not specifically target or benchmark our cash or equity compensation to align with those of our peer companies, but instead use the peer group information for general guidance. Further, when making compensation decisions for our executive officers, including our named executive officers, the Compensation Committee seeks to set both individual pay elements and target total direct compensation at competitive levels, using a balanced and flexible approach that is not restricted by adherence to specific percentile-based target levels. In other words, while competitive market data is an important reference in understanding general market practice, our actual compensation decisions reflect the Compensation Committee’s exercise of its business judgment after considering the following key factors:

•
to the extent there are gaps to market in target pay positioning for cash compensation, alignment may occur over multiple years;

•
the number of equity awards we grant will be subject to adjustment year-over-year to reflect dilution considerations, our retention objectives, company and individual performance, and other relevant factors; and

•
actual pay opportunities and outcomes will vary among executive officers and relative to market based on company performance and our position relative to our peers based on financial and other relevant criteria.

The following charts illustrate the 2018 pay mix of our chief executive officer and the average pay mix of our other named executive officers. For purposes of the charts, the salary amounts include base salaries as well as one-time payout amounts for accrued paid time-off in connection with our conversion to a flexible time-off system. The annual cash incentive amounts include bonus and commission amounts earned in 2018 but paid in 2019. The long term equity incentive amounts consist of the grant date fair value of the restricted stock units granted in 2018, computed in accordance with FASB ASC Topic 718. The charts do not account for payments we make for health and life insurance benefits and 401(k) matching contributions that are generally available to our employees.
Chief Executive Officer 2018 Pay Mix	Other Named Executive Officers 2018 Pay Mix
During 2018, our Compensation Committee, with the assistance of its compensation consultant, Compensia, reviewed our executive compensation, including base salaries, bonuses, equity awards, and benefit programs, to ensure that our compensation program promotes stockholder interests and provides appropriate rewards and incentives for our executive officers.
Our Compensation-Setting Process
Oversight of Executive Compensation
Pursuant to its charter and in accordance with New York Stock Exchange rules, the Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing, benchmarking and maintaining our executive compensation policies and practices. Our Compensation Committee seeks input and receives recommendations from other members of our executive team when discussing the performance and compensation of other executive officers, and in determining the financial and accounting implications of our compensation programs and hiring decisions. The Compensation Committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs.

Currently, our Compensation Committee is comprised solely of independent directors. For additional information on the Compensation Committee, see “Committees of Our Board of Directors —  Compensation Committee” elsewhere in this proxy statement.
The initial compensation arrangements with our named executive officers were the result of arm’s-length negotiations between us and each individual executive officer at the time of his or her hire or appointment. In 2018, the Compensation Committee and our Board of Directors considered numerous factors in determining whether to make adjustments to the cash and equity compensation of our executive officers, including our named executive officers. The Compensation Committee and our Board of Directors reviewed the performance of our executive officers, taking into consideration financial, operational, customer, strategic, product and competitive factors, as well as the succession planning objectives for our various executive officer positions. The Compensation Committee and our Board of Directors also reviewed a study by Compensia regarding the compensation of executives at companies in our compensation peer groups to provide context and general guidance. However, as noted above, we do not target or benchmark the compensation levels of our executive officers to align with any specific percentile relative to our peer companies. Except with respect to his own compensation, our chief executive officer made recommendations to the Compensation Committee regarding the compensation for our executive officers, which was also taken into account by the Compensation Committee in making its decisions regarding executive compensation. Our chief executive officer was not present for the discussions of our Board of Directors regarding his performance and compensation. Following deliberation, the Compensation Committee approved the cash compensation to be paid to our named executive officers and granted RSU awards to our named executive officers, each as described below and in the Summary Compensation Table.
Role of Human Resources Team
The role of our Human Resources team and management is to design our executive compensation programs, policies and governance and make recommendations to the Compensation Committee regarding these matters. Management is responsible for, among other things:
•
Reviewing the effectiveness of our compensation programs, including competitiveness and alignment with our objectives;

•
Recommending changes to compensation programs, as may be required, to ensure achievement of all program objectives;

•
Recommending base salaries, bonuses and other awards for our executive officers, including our named executive officers other than the chief executive officer; and

•
Reviewing and making recommendations with respect to the adoption and approval of, or amendments to, company-wide incentive compensation plans.

Role of the Compensation Consultant
The Compensation Committee retained Compensia, Inc., an outside compensation expert, to advise on our 2018 executive compensation programs and practices and our executive compensation decisions given Compensia’s expertise in the technology industry and its knowledge of our peer companies. During 2018, Compensia provided the following services as requested by the Compensation Committee:
•
Assisted in the development of the compensation peer groups we used to understand market competitive compensation practices;

•
Reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers (including an equity retention analysis), including our named executive officers, and also for members of our Board of Directors;

•
Reviewed and assessed our current compensation programs to determine any changes that may need to be implemented in order to remain competitive with the market, as well as conducting an equity burn rate and overhang analysis; and

•
Advised on regulatory developments relating to executive compensation.

All other analyses related to executive compensation for 2018 were conducted internally. Internal analyses included gathering and analyzing data, conducting a risk assessment relating to employee compensation and reviewing and advising on principal aspects of executive compensation. Base salaries, bonuses and equity awards for our executive officers were among the items reviewed based on market data provided by Compensia.
During 2018, the Compensation Committee reviewed the fees provided to Compensia relative to Compensia’s revenues, the services provided by Compensia to the Compensation Committee, the relationships between Compensia and its consultants and our executive officers, and other factors relating to Compensia’s independence, and concluded that Compensia is independent within the meaning of the listing standards of The New York Stock Exchange and that its engagement did not present any conflict of interest.
Compensation Peer Group
The Compensation Committee analyzes competitive market data on executive compensation levels and practices. This data is drawn from a select group of peer companies, as well as compensation survey data. Our Compensation Committee engaged Compensia, who provided an analysis of executive pay, including equity compensation, and an evaluation of the type of equity instruments being awarded.
The Compensation Committee, with the assistance of Compensia, developed a group of peer companies, as detailed below, to be used as a reference for market positioning and for assessing competitive market compensation practices. In developing this peer group, consideration was given to our industry sector, geographies of the locations where our executives are based, company size (based on revenues and market capitalization) relative to our size and growth rate, and the comparability of business model and focus.
Following this review, Compensia recommended and the Compensation Committee approved use of a peer group of 16 publicly-traded companies for 2018:
AppFolio, Inc.	HealthStream, Inc.
Apptio Inc.*	LivePerson Inc.
Carbonite, Inc.	MINDBODY, Inc.
Castlight Health, Inc.	MobileIron, Inc.
Computer Programs and Systems, Inc.	Model N, Inc.
Control4 Corporation	Omnicell, Inc
Evolent Health, Inc.	Rapid7, Inc.
Five9, Inc.	Workiva Inc.*

*
Added to the compensation peer group for 2018

These companies had revenues for the most recently completed four quarters ranging from approximately $131 million to $716 million, with a median of approximately $204 million, and market capitalizations ranging from approximately $410 million to $1,817 million, with a median of approximately $952 million.
In addition, we deleted the following companies from our 2018 peer group as they did not meet one or more of the criteria discussed above or were otherwise not considered to be a good fit based on geography or business:
BroadSoft, Inc.	Xactly Corporation
This peer group was used by the Compensation Committee in connection with its annual review of our executive compensation program in April 2018. Specifically, the Compensation Committee reviewed the compensation data drawn from the compensation peer group, in combination with industry-specific compensation survey data, to develop an objective, independent representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluated how our pay practices and the compensation levels of our executive officers compared to the competitive market.

Elements of Our Executive Compensation Program
The key elements of our executive compensation program include base salary, semi-annual cash bonuses, equity-based awards, and health and welfare programs. Except with respect to target semi-annual cash bonuses, which typically are expressed as a pre-determined percentage of each executive officer’s base salary, we do not use specific formulas or weightings in determining the allocation of the various pay elements. Rather, each executive officer’s compensation has been designed to provide a combination of pay elements that are tied to achievement of our short-term and long-term financial and operational objectives. In particular, our use of RSU awards, which generally vest over three years, promotes a culture of long-term value creation, while cash bonuses are payable based upon semi-annual performance.
In 2018, the Compensation Committee conducted its regular annual review of our executive compensation program, including an evaluation of competitive market practices; conducted annual performance reviews for our executive officers; made adjustments to our executive officers’ base salaries and target annual bonus opportunities as needed; and made annual equity awards after taking account of any then currently unvested equity held by executive officers. Following deliberation and consideration of the factors discussed below, our Board of Directors and Compensation Committee determined that equity awards should continue to be a significant portion of executive compensation, and that cash compensation (including base salary and bonuses) should remain consistent with market norms at or above the 50th percentile.
Base Salary
We offer base salaries that are intended to provide a stable level of fixed compensation to our executive officers, including our named executive officers, for performance of their day-to-day responsibilities. Each named executive officer’s base salary was established as the result of arm’s-length negotiation with the individual at the time of his or her initial hiring or appointment. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted or required, taking into account the responsibilities required by the executive’s position, the executive’s length of service in a position and at our company, and the amount of other elements of compensation. The amount of any increase or decrease in base salary is considered based on the above-mentioned factors, as well as the company’s financial performance and, in the discretion of the Compensation Committee, the compensation paid by our competitors and/or other comparable-sized companies.
For 2018, the Compensation Committee reviewed the base salaries of our named executive officers, after considering a compensation analysis performed by Compensia. The base salaries paid to our named executive officers for 2018 are set forth in the Summary Compensation Table below.
Annual Cash Bonuses
In addition to the payment of salaries that it believes are competitive and assist in the retention of our executive officers, our Compensation Committee believes that a significant portion of our executive officers’ cash compensation should be tied to corporate performance. Our cash bonus program, payments under which are included as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below, allows our executives to earn a target cash bonus if specified metrics are satisfied at the target level, to earn a reduced level of bonus if the metrics achieved are below the target level but above a specified threshold level, and to receive a larger bonus if metrics are achieved at a level above the target. The target bonus is set as a percentage of each officer’s base salary:
Name	Target Bonus (as% of Base Salary)	Target Bonus Amount ($)
Brent D. Lang	100%	500,000
Justin R. Spencer	60%	212,400
Paul T. Johnson	36%	127,440
M. Bridget Duffy	25%	85,250
Douglas A. Carlen	40%	115,600

For 2018, the payment of cash bonuses was based on the achievement of a revenue target, with the bonus calculation being further conditioned on achievement of an adjusted EBITDA threshold. This structure is based on our Compensation Committee and Board decision that the most important factor in increasing stockholder value in 2018 was growth of our revenue. The Compensation Committee further determined that the inclusion of an earnings metric, such as the adjusted EBITDA threshold, would help to ensure that revenue growth was sought in a fiscally prudent manner. These revenue and adjusted EBITDA measures are provided below and were established by the Compensation Committee based on the corresponding amounts in the annual financial plan approved by the Board of Directors. Executives were eligible to receive the bonuses in two payments, based on company performance against the targets in the first and second half of the year. Additionally, the cash bonus amounts are capped at 75% of target if adjusted EBITDA fell below the threshold levels for each half of the year.
	H1 Target	H1 Threshold	H1 Actual	Attainment	H2 Target	H2 Threshold	H2 Actual	Attainment
Revenue	$83.6 million	—	$82.9 million	99.2%	$99.2 million	—	$96.7 million	97.5%
Adjusted EBITDA	—	($1.8 million)	$5.2 million	Met	—	$9.5 million	$15.9 million	Met
The following table presents the aggregate annual bonus that could be earned by each named executive officer if the metrics were achieved at the minimum threshold level, the target level and the maximum payout level, based upon achievement of 90%, 100% and 110%, respectively, of the company’s revenue targets for the relevant performance period, as well as the actual bonus amounts that were paid for 2018.
Name	Cash Bonus at Minimum Threshold ($)	Cash Bonus at Target ($)	Cash Maximum Bonus ($)	Cash Actual Bonus ($)
Brent D. Lang	100,000	500,000	1,000,000	433,546
Justin R. Spencer	42,480	212,400	424,800	184,170
Paul T. Johnson(1)	25,488	127,440	254,880	110,502
M. Bridget Duffy(2)	17,050	85,250	170,500	73,920
Douglas A. Carlen	23,120	115,600	231,200	100,236

(1)
Mr. Johnson is also compensated through a performance-based commission plan. Under that plan, his 2018 target commission was $81,600 and his actual commission was $81,902.

(2)
Ms. Duffy is also compensated through a performance-based commission plan. Under that plan, her 2018 target commission was $80,000 and her actual commission was $72,802.

In addition to the foregoing bonus payments, each of Mr. Spencer and Mr. Carlen was awarded a one-time bonus amount of  $5,000 in connection with their work related to the convertible debt offering.
Equity-Based Awards
The majority of the target total direct compensation of our executive officers, including our named executive officers, is provided through equity awards. By having a significant percentage of our executive officers’ target total direct compensation payable in the form of equity that vests over a number of years and, thus, subject to higher risk and longer vesting than cash compensation, our executive officers are motivated to focus on long-term performance. This approach also helps retain key employees because the restricted stock units we have granted are not fully vested for a specified period, and unvested awards are forfeited by the employee when employment ends. We have received feedback from some of our stockholders indicating a preference for performance-based equity awards. Our Compensation Committee considered this feedback, but ultimately determined that time-based equity awards were better aligned with the interests of our stockholders at this time. Our Compensation Committee will continue to review elements of the executive compensation program to best align the interests of our employees and stockholders to maximize the value of our common stock.

We make annual equity grants to our executive officers in order to align their interests with those of our stockholders and to ensure appropriate incentives are in place to promote a focus on our long-term strategic and financial objectives. The sizes of these awards were not determined based on a specific formula, but rather through the exercise of the collective judgment of the Compensation Committee and after considering the following factors:
•
each executive officer’s individual performance, including financial, operational, customer, strategic, product and competitive factors;

•
the appropriate level of compensation for the position;

•
the need to hire or retain an individual in a particular position and the perceived retentive value of the proposed awards;

•
the size and vesting schedule of outstanding and unvested equity awards;

•
the level of each executive officer’s target total cash compensation (base salary plus target annual cash bonus opportunity); and

•
the recommendations of the chief executive officer (except with respect to his award).

For the chief executive officer, executive leadership factors were also considered. In addition, the Compensation Committee reviews and considers the equity awards granted to the executives at the companies in the compensation peer groups, although it does not specifically target or benchmark to those companies.
The restricted stock unit awards granted to our named executive officers in 2018 were as follows:
Named Executive Officer	Number of Shares Subject to RSU Award(1) (#)	Grant Date Fair Value of RSU Award(2) ($)
Brent D. Lang	115,874	$3,072,978
Justin R. Spencer	38,624	1,024,308
Paul T. Johnson	38,624	1,024,308
M. Bridget Duffy	28,968	768,231
Douglas A. Carlen	28,968	768,231

(1)
The RSU awards vest in three equal annual installments with the first installment vesting on June 1, 2019.

(2)
The amounts reported represent the grant date fair value of the RSU awards without regards to forfeitures as computed in accordance with FASB ASC Topic 718. These amounts do not reflect the actual economic value that may ultimately be realized by the named executive officers.

The Compensation Committee reviewed the size and vesting schedule for the remaining unvested portion of all outstanding equity awards held by our executive officers, including our named executive officers, and agreed that the existing equity awards, together with the 2018 equity grants, appropriately satisfied our motivation and retention goals for each individual.
Benefits Programs
Our employee benefit programs, including our 401(k) plan, employee stock purchase plan, and health and welfare programs, including health savings accounts and flexible spending arrangements, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are eligible to participate in the same employee benefit plans and programs, and on the same terms and conditions, as all other U.S. full-time employees.

Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites to our executive team. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by the Compensation Committee.
Post-Employment Compensation
Certain of our executive officers have post-employment compensation arrangements, which provide for severance payments and benefits in the event of a termination of employment under certain conditions, including following a change of control of the company. The Compensation Committee determined that these arrangements were both competitively reasonable and necessary to recruit and retain key executives. The material terms of these post-employment payments to named executive officers are set forth in “Employment, Severance and Change of Control Agreements” below. We do not provide for single trigger acceleration following a change of control and do not provide tax gross-ups for “excess parachute payments.”
Other Compensation Policies and Practices
Executive Officer Recoupment Policy
In April 2018, our Board of Directors adopted a clawback provision that provides our Board with the authority to recoup past incentive compensation from an executive officer in the event of a material restatement of our company’s financial results due to fraud or intentional misconduct of that executive officer.
Equity Administration Committee
Our Compensation Committee provides that the Equity Administration Committee, consisting of the chief executive officer, the chief financial officer and the general counsel, may make equity awards to non-executive employees within prescribed limits. Generally, equity awards will be effective on the 1st market day of the month following approval by the Equity Administration Committee, unless otherwise approved by counsel. While we do not generally grant stock options at this time, the exercise price of all stock options must be equal to or greater than the fair market value of our common stock, as defined in the 2012 Equity Incentive Plan, on the date of grant.
Derivatives Trading and Hedging Policy
Our Policy Prohibiting Insider Trading prohibits the trading of derivatives or the hedging of our equity securities by our employees, including our executive officers and members of our Board of Directors.
Stock Ownership Guidelines
We maintain stock ownership guidelines that require our chief executive officer, as well as our non-executive directors, to maintain a specified level of stock ownership. For information on our stock ownership guidelines, see “Corporate Governance Standards and Director Independence — Stock Ownership Guidelines” elsewhere in this proxy statement.

Compensation Policies and Practices as they relate to Risk Management
The Compensation Committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Compensation Committee’s determination include the following:
•
We structure our compensation program to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of our compensation programs are designed to reward both short-term and long-term company performance, which we believe discourages employees from taking actions that focus only on our short-term success and helps align our employees with our stockholders and on our longer-term success. Our restricted stock units have time-based vesting.

•
We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.

•
While we generally do not cap the cash incentive award for our Sales Compensation Plan to maximize the incentive for our sales force to meet and exceed their revenue objectives, we do maintain internal controls over the determination of sales incentive awards which we believe help prevent problematic behaviors.

•
Our employees are required to comply with our Employee Code of Conduct and Ethics, which covers, among other things, accuracy in keeping financial and business records.

•
The Compensation Committee approves the employee annual and new hire equity award guidelines as well as the overall annual equity pool. Any recommended equity awards outside these guidelines require approval by the Compensation Committee. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.

•
A significant portion of the compensation paid to our executive officers and the members of our Board of Directors is in the form of restricted stock units to align their interests with the interests of stockholders.

•
We maintain Stock Ownership Guidelines for our chief executive officer and the members of the Board of Directors to ensure that they retain specified levels of equity in the company.

•
As part of our Policy Prohibiting Insider Trading, we prohibit the trading of derivatives or hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.

Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), limits the amount that we may deduct from our federal income taxes for remuneration paid to our named executive officers (other than our CFO) to $1 million dollars per executive officer per year. “Grandfather” provisions of the Code provide exceptions from this deduction limitation and may apply to certain compensation arrangements, including certain grants of stock options and certain restricted stock units, that were entered into before the Company was publicly traded and through November 2, 2017. However, because of the lack of formal guidance under the “grandfather provisions,” we cannot guarantee that any compensation arrangements intended to qualify for exemption under Section 162(m) will actually receive this treatment.

No Tax Reimbursement of Parachute Payments and Deferred Compensation
We did not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2018, and we have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.
Accounting Treatment
We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options, restricted stock unit awards and shares acquired through our Employee Stock Purchase Plan (“ESPP”), over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the three-year or four-year vesting period of the award). We estimate the fair value of stock options and shares acquired through our ESPP using the Black-Scholes option pricing model. This calculation is performed for accounting purposes and reported in the compensation tables included in this proxy statement.

Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in our Annual Report on Form 10-K for fiscal year 2018 and included in this proxy statement.
Submitted by the Compensation Committee
Jeffrey H. Hillebrand, Chair
John B. Grotting
Alexa King

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table provides information regarding all compensation awarded to, earned by or paid to our named executive officers serving as such at December 31, 2018 for all services rendered in all capacities to us during the fiscal years ended December 31, 2018, 2017 and 2016.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
Brent D. Lang President and Chief Executive Officer	2018	505,538(1)	—	3,072,978	433,546	4,012,062
	2017	408,000	—	2,637,022	453,211	3,498,233
	2016	400,000	—	2,064,731	694,262	3,158,993
Justin R. Spencer Chief Financial Officer	2018	363,926(1)	5,000(4)	1,024,308	184,170	1,577,405
	2017	336,667	—	896,590	224,405	1,457,662
	2016	330,000	—	774,277	315,021	1,419,298
Paul T. Johnson Executive Vice President of Sales and Services	2018	349,333	—	1,024,308	192,404(5)	1,566,046
	2017	336,667	—	896,590	223,670(5)	1,456,927
	2016	330,000	—	702,015	289,458(5)	1,321,473
M. Bridget Duffy Chief Medical Officer	2018	351,935(1)	—	768,231	146,722(6)	1,266,887
	2017	325,333	—	632,874	169,343(6)	1,127,550
	2016	320,000	—	516,189	227,027(6)	1,063,216
Douglas A. Carlen Vice President, Legal and General Counsel	2018	289,751(1)	5,000(4)	768,231	100,236	1,163,218
	2017	276,000	—	632,874	122,323	1,031,198
	2016	134,082(7)	10,000	822,162	103,154	1,069,398

(1)
Amounts reported for fiscal year 2018 for Mr. Lang, Mr. Spencer, Ms. Duffy and Mr. Carlen include payout for accrued paid time-off in the amounts of  $34,871, $14,593, $15,268 and $4,417, respectively, in connection with the Company’s conversion to a flexible time-off system.

(2)
Amounts reported for fiscal years 2018, 2017 and 2016 represent the grant date fair value of the stock options and restricted stock units granted during each applicable year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating the fair value of the stock options and restricted stock units are set forth in Note 8 of our “Notes to consolidated financial statements” included in our annual report on Form 10-K for the year ended December 31, 2018.

(3)
Represents performance-based cash incentive awards earned for services rendered under the executive incentive compensation plan, and in the case of Mr. Johnson and Ms. Duffy, additional amounts under the 2018, 2017 and 2016 sales commission plans. For more information about the 2018 executive bonus plan compensation for our named executive officers, see “Elements of Our Executive Compensation Program – Annual Cash Bonuses” under the Compensation Discussion and Analysis section above.

(4)
Represents one-time bonus amounts awarded in fiscal year 2018 to each of Mr. Spencer and Mr. Carlen in connection with their work related to the convertible debt offering.

(5)
Represents $110,502, $134,643 and $189,013, respectively, awarded pursuant to our 2018, 2017 and 2016 executive incentive plans and $81,902, $89,026 and $100,446, respectively, awarded pursuant to our 2018, 2017 and 2016 sales commission plans. For more information, see “Elements of Our Executive Compensation Program — Annual Cash Bonuses.”

(6)
Represents $73,920, $90,202 and $138,852, respectively, awarded pursuant to our 2018, 2017 and 2016 executive incentive plan and $72,802, $79,141 and $88,174, respectively, awarded pursuant to our 2018, 2017 and 2016 sales commission plans. For more information, see “Elements of Our Executive Compensation Program – Annual Cash Bonuses.”

(7)
Represents partial year base salary, as Mr. Carlen joined the company mid-year in July 2016.

Grant of Plan-Based Awards
The following table provides information with regard to potential cash bonuses paid or payable in 2018 under our performance-based, non-equity incentive plan, and with regard to each equity award granted to each named executive officer during fiscal 2018.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Number of Shares of Restricted Stock Units (#)(2)	Grant Date Fair Value of Restricted Stock Unit Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Brent D. Lang		100,000	500,000	1,000,000
	6/1/2018				115,874	3,072,978
Justin R. Spencer		42,480	212,400	424,800
	6/1/2018				38,624	1,024,308
Paul T. Johnson		25,488	127,440	254,880
	6/1/2018				38,624	1,024,308
M. Bridget Duffy		17,050	85,250	170,500
	6/1/2018				28,968	768,231
Douglas A. Carlen		23,120	115,600	231,200
	6/1/2018				28,968	768,231

(1)
These amounts consist of the threshold, target and maximum cash award levels set in 2018 under the company’s executive incentive cash bonus plan. The amount actually earned by each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2018 Summary Compensation Table. For more information about the 2018 executive bonus plan compensation for our named executive officers, see “Elements of Our Executive Compensation Program — Annual Cash Bonuses” under the Compensation Discussion and Analysis section above.

(2)
These restricted stock units vest in equal annual installments over three years from the vesting commencement date set forth in the award agreement until all shares subject to the RSUs are vested.

(3)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock unit awards, calculated in accordance with FASB ASC Topic 718, except that no forfeiture assumptions were included. For a discussion of the assumptions made in the valuations reflected in this column, see Note 8 of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2018. Note that amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the recipients of these equity awards.

Outstanding Equity Awards at December 31, 2018
The following table provides information regarding each unexercised stock option and unvested restricted stock unit held by each of our named executive officers as of December 31, 2018:
	RESTRICTED STOCK UNIT AWARDS(1)			OPTION AWARDS(2)(3)
Name	Award Grant Date	Number of RSU Shares That Have Not Vested (#)	Market Value of RSU Shares That Have Not Vested ($)(4)	Shares Underlying Unexercised Options – Exercisable (#)	Shares Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($)(5)	Option Expiration Date
Brent D. Lang	5/5/2011			4,500	—	5.04	5/5/2021
	5/31/2013			157,728	—	14.76	5/31/2023
	6/1/2014			157,699	—	12.92	6/1/2024
	6/1/2016	58,786	2,313,229
	6/1/2017	65,260	2,567,981
	6/1/2018	115,874	4,559,642
Justin R. Spencer	9/2/2014			40,000	—	9.01	9/1/2024
	6/1/2016	22,045	867,471
	6/1/2017	22,189	873,137
	6/1/2018	38,624	1,519,854
Paul T. Johnson	11/1/2013			60,000	—	17.31	11/1/2023
	6/1/2014			37,105	—	12.92	6/1/2024
	6/1/2016	19,988	786,528
	6/1/2017	22,189	873,137
	6/1/2018	38,624	1,519,854
M. Bridget Duffy	5/31/2012			7,500	—	24.15	5/31/2022
	5/31/2013			31,545	—	14.76	5/31/2023
	6/1/2016	14,697	578,327
	6/1/2017	15,663	616,339
	6/1/2018	28,968	1,139,891
Douglas A. Carlen	8/1/2016	18,509	728,329
	6/1/2017	15,663	616,339
	6/1/2018	28,968	1,139,891

(1)
Except as otherwise described in these footnotes, all restricted stock units granted under our 2012 Equity Incentive Plan vest in three equal installments commencing on the first anniversary of the first day of the month following the award grant date.

(2)
All options granted to our named executive officers under the 2006 Stock Option Plan or the 2000 Stock Option Plan are immediately exercisable, regardless of vesting schedule.

(3)
Except as otherwise described in these footnotes, all options vest as to 1/4th of the shares of common stock underlying the options on the first anniversary of the vesting commencement date and as to 1/48th of the shares of common stock underlying the option each month thereafter.

(4)
The market value of the shares of RSUs that have not vested is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing price of our common stock on December 31, 2018, the last trading day of our fiscal year, which was $39.35.

(5)
For equity awards granted prior to March 28, 2012, the exercise price represents the fair market value of a share of common stock as determined by our Board of Directors on the grant date. For equity awards granted on and after March 28, 2012, the exercise price is the closing price of our common stock on the date of grant.

2018 Option Exercises and Stock Vested
The following table shows stock options exercised by our named executive officers in fiscal 2018 as well as stock awards that vested during fiscal 2018.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brent D. Lang	110,000	1,944,598	149,313	3,959,781
Justin R. Spencer	10,000	177,027	53,922	1,430,011
Paul T. Johnson	37,106	670,876	51,865	1,375,460
M. Bridget Duffy	16,427	282,648	37,372	991,105
Douglas A. Carlen	—	—	26,332	785,474

(1)
The value realized on exercise is calculated as the difference between the market price of our common stock at the time of exercise on the exercise date and the applicable exercise price of those options.

(2)
The value realized on vesting is calculated by multiplying the number of shares vesting by the closing price of our common stock as traded on the NYSE on the applicable vesting date or, if the vesting date was not a trading day, the next trading date.

CEO Pay Ratio
The 2018 annual total compensation of our CEO was $4,012,062, the 2018 annual total compensation of our median compensated employee was $123,824, and the ratio of these amounts is 32 to 1.
We determined our median compensated employee by using base salary, bonuses, commissions, and grant date fair value of equity awards granted to employees in 2018. We applied this measure to our global employee population as of the last day of our 2018 fiscal year and annualized base salaries, bonuses and commissions for permanent full-time and part-time employees that did not work the full year. Once we determined our median compensated employee using these measures, we calculated the employee’s 2018 annual total compensation using the same methodology that is used to calculate our CEO’s annual total compensation in the table entitled “Summary Compensation Table.”
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Employment, Severance and Change of Control Agreements
Brent D. Lang.   We entered into an offer letter agreement with Brent D. Lang, our President and Chief Executive Officer, dated June 8, 2012, which superseded an offer letter agreement, dated November 12, 2007. The offer letter agreement has no specific term and constitutes at-will employment.

In addition, in April 2013 our Compensation Committee authorized that we enter into a revised change of control severance agreement, in the form previously approved by our Board of Directors, with Mr. Lang to reflect his transition to our Chief Executive Officer in June 2013. The agreement with Mr. Lang provides that, in the event of Mr. Lang’s termination without cause or resignation for good reason, he will be entitled to receive cash severance payments equal to one year of his annual base salary, plus the greater of his target bonus for the year of termination or the amount of bonus paid to him in the prior year, plus 12 months of acceleration of outstanding equity awards and 12 months of COBRA coverage. For a termination without cause or resignation for good reason occurring within two months prior to, or 12 months following, a change of control of Vocera (the “Change of Control Period”), the agreement provides that Mr. Lang will be entitled to receive a cash severance payment equal to 150% of his annual base salary plus 150% of the greater of his target bonus for the year of termination or the amount of bonus paid to him in the prior year, plus acceleration of 100% of his outstanding equity awards in addition to 18 months of COBRA coverage.
Justin R. Spencer.   We entered into an offer letter agreement with Justin R. Spencer, our Chief Financial Officer and Executive Vice President, dated July 30, 2014. The offer letter agreement has no specific term and constitutes at-will employment.
In addition, we have entered into a change of control severance agreement with Mr. Spencer in August 2014. The agreement with Mr. Spencer provides that, in the event of Mr. Spencer’s termination without cause, he will be entitled to receive cash severance payments equal to 75% of his annual base salary, plus 12 months of acceleration of outstanding equity awards and 9 months of COBRA coverage. For a termination without cause or resignation for good reason occurring within a Change of Control Period, the agreement provides that Mr. Spencer will be entitled to receive a cash severance payment equal to 100% of his annual base salary plus 100% of the greater of his target bonus for the year of termination or the amount of bonus paid to him in the prior year, plus acceleration of 100% of his outstanding equity awards in addition to 12 months of COBRA coverage.
Paul T. Johnson.   We entered into an offer letter agreement with Paul T. Johnson, our Executive Vice President of Sales and Services, dated September 27, 2013. The offer letter agreement has no specific term and constitutes at-will employment.
In addition, we have entered into a change of control severance agreement with Mr. Johnson in October 2013. The agreement with Mr. Johnson provides that, in the event of Mr. Johnson’s termination without cause, he will be entitled to receive cash severance payments equal to 75% of his annual base salary, plus 12 months of acceleration of outstanding equity awards and 9 months of COBRA coverage. For a termination without cause or resignation for good reason occurring within a Change of Control Period, the agreement provides that Mr. Johnson will be entitled to receive a cash severance payment equal to 100% of his annual base salary plus 100% of the greater of his target bonus for the year of termination or the amount of bonus paid to him in the prior year, plus acceleration of 100% of his outstanding equity awards in addition to 12 months of COBRA coverage.
M. Bridget Duffy.   We entered into an offer letter agreement with M. Bridget Duffy, our Chief Medical Officer, dated November 3, 2010. The offer letter agreement has no specific term and constitutes at-will employment.
In addition, we have entered into a change of control severance agreement with Ms. Duffy in August 2011. The agreement with Ms. Duffy provides that, in the event of Ms. Duffy’s termination without cause, she will be entitled to receive cash severance payments equal to 50% of her annual base salary, plus 12 months of acceleration of outstanding equity awards and 6 months of COBRA coverage. For a termination without cause or resignation for good reason occurring within a Change of Control Period, the agreement provides that Ms. Duffy will be entitled to receive a cash severance payment equal to 75% of her annual base salary plus 75% of the greater of her target bonus for the year of termination or the amount of bonus paid to her in the prior year, plus acceleration of 50% of her outstanding equity awards in addition to 9 months of COBRA coverage.
Douglas A. Carlen.   We entered into an offer letter agreement with Douglas A. Carlen, our General Counsel, dated May 19, 2016. The offer letter agreement has no specific term and constitutes at-will employment.

In addition, we have entered into a change of control severance agreement with Mr. Carlen in July 2016. The agreement with Mr. Carlen provides that, in the event of Mr. Carlen’s termination without cause, he will be entitled to receive cash severance payments equal to 50% of his annual base salary, plus 12 months of acceleration of outstanding equity awards and 6 months of COBRA coverage. For a termination without cause or resignation for good reason occurring within a Change of Control Period, the agreement provides that Mr. Carlen will be entitled to receive a cash severance payment equal to 75% of his annual base salary plus 75% of the greater of his target bonus for the year of termination or the amount of bonus paid to him in the prior year, plus acceleration of 50% of his outstanding equity awards in addition to 9 months of COBRA coverage.
The following table sets forth quantitative estimates of the benefits that would have accrued to our named executive officers pursuant to the terms of each of their respective severance agreements, assuming that such executive officer’s employment terminated on December 31, 2018 and the conditions for such benefits were satisfied:
			Value of Accelerated Equity Awards
Name	Cash Severance ($)	Benefit Continuation ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Brent D. Lang
Termination	1,000,000	33,649	5,116,720	—	6,150,369
Within Change of Control Period	1,500,000	50,473	9,440,852	—	10,991,326
Justin R. Spencer
Termination	265,500	27,020	1,810,533	—	2,103,053
Within Change of Control Period	566,400	36,026	3,260,462	—	3,862,888
Paul T. Johnson
Termination	265,500	27,020	1,729,590	—	2,022,110
Within Change of Control Period	481,440	36,026	3,179,519	—	3,696,985
M. Bridget Duffy
Termination	170,500	12,654	1,266,362	—	1,449,516
Within Change of Control Period	319,688	18,981	1,167,279	—	1,505,948
Douglas A. Carlen
Termination	144,500	18,013	1,416,364	—	1,578,877
Within Change of Control Period	303,450	27,020	1,242,280	—	1,572,749

(1)
The value of accelerated restricted stock units is calculated by multiplying the number of shares being accelerated by the closing price of our common stock on December 31, 2018, the last trading day of our fiscal year, which was $39.35.

(2)
As of December 31, 2018, all options are fully vested, and the underlying shares are no longer subject to acceleration under change of control severance agreements.

The severance payments under the change of control severance agreements with each of our executive officers are contingent upon such executive officer’s execution, delivery and non-revocation of a release and waiver of claims satisfactory to us within 45 days of such executive officer’s separation from service.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2018 with respect to compensation plans under which shares of our common stock may be issued. The category “Equity compensation plans approved by security holders” in the table below consists of the 2006 Stock Option Plan, 2012 Equity Incentive Plan and 2012 Employee Stock Purchase Plan.
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	2,516,087(2)	13.36	3,099,191
Equity compensation plans not approved by security holders	88,594	11.10	—
Total	2,604,681	13.31	3,099,191

(1)
The weighted average exercise prices relate solely to outstanding stock option shares since shares subject to restricted stock units have no exercise price.

(2)
Excludes purchase rights accruing under our 2012 Employee Stock Purchase Plan.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS
From January 1, 2018 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal 1” and “Executive Compensation” above.
Review, approval or ratification of transactions with related parties
Our Board of Directors recognizes that transactions between our company and persons or entities that may be deemed related persons can present potential or actual conflicts of interest and create the appearance of impropriety. Accordingly, our Board has delegated authority for the review and approval of all related person transactions to the Governance and Nominating Committee of our Board of Directors. We have adopted a Related Person Transactions Policy to provide procedures for reviewing, approving and ratifying any transaction involving our company or any of its subsidiaries in which a 5% or greater stockholder, director, executive officer or members of their immediate family have or will have a material interest as determined by our Governance and Nominating Committee. This policy is intended to supplement, and not to supersede, our company’s other policies that may be applicable to or involve transactions with related persons. The full text of this policy is posted on the investor relations section of our website at www.vocera.com.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.
The Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited consolidated financial statements as of and for the year ended December 31, 2018. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.”
The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2018 be included in our annual report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
John N. McMullen, Chair
Michael Burkland
Howard E. Janzen

ADDITIONAL INFORMATION
Stockholder Proposals to be presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.   Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Vocera Communications, Inc., 525 Race Street, San Jose, California 95126, Attn: Corporate Secretary.
To be timely for our company’s 2020 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Pacific Time on February 16, 2020 and not later than 5:00 p.m. Pacific Time on March 17, 2020. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.   Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2020 annual meeting must be received by us not later than December 20, 2019 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2018, other than with respect to M. Bridget Duffy, who filed a single late Form 4 reporting one transaction in June 2018 and Jeffrey Hillebrand, who filed a single late Form 4 reporting one transaction in February 2018.
Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2018, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Vocera Communications, Inc.
525 Race Street
San Jose, California 95126
Attn: Investor Relations
The annual report on Form 10-K is also available at http://investors.vocera.com.
“Householding” — Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials, you may write or call our Investor Relations department at 525 Race Street, San Jose, California 95126, Attn: Investor Relations, telephone number (408) 882-5737.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.
OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

vocera VOTE

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2019 Annual Meeting Proxy Card

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Michael Burkland	☐	☐	☐
02 - Brent D. Lang	☐	☐	☐
03 - Bharat Sundaram	☐	☐	☐

3 2 B M

031LAB

01 - Michael Burkland 02 - Brent D. Lang 03 - Bharat SundaramFor Against Abstain For Against Abstain For Against Abstain3 2 B MUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.031LAB++Proposals — The Board of Directors recommend a vote FOR A all the nominees listed and FOR Proposals 2 and 3.2. Proposal to ratify appointment of Deloitte & Touche LLP as ourindependent registered public accounting firm for the fiscalyear ending December 31, 2019.3. Advisory vote on named executive officer compensation.1. Election of Directors:For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2019 Annual Meeting Proxy CardFor Against AbstainYou may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/VCRA orscan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atenvisionreports.com/VCRAPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaVotes submitted electronically must be receivedby 11:59 p.m. (Eastern) on May 30, 2019.Your vote matters – here’s how to vote!

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/VCRANotice of 2019 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — May 31, 2019 at 10:00 a.m. (Pacific Time)Brent D. Lang, Justin R. Spencer and Douglas A. Carlen, or any of them, each with the power of substitution, are hereby authorized to represent and votethe shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders ofVocera Communications, Inc. to be held on May 31, 2019 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FORthe election of the Board of Directors and FOR Proposals 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Vocera Communications, Inc.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.envisionreports.com/VCRA